Exhibit 99.1

KEYCORP
401(k) SAVINGS PLAN

FINANCIAL STATEMENTS
AND SUPPLEMENTAL SCHEDULE
WITH
REPORT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

December 31, 2022

KeyCorp
401(k) Savings Plan

INDEX
Page

Reports of Independent Registered Public Accounting Firm	1

Financial Statements:
Statement of Net Assets Available for Benefits	2

Statement of Changes in Net Assets Available for Benefits	3

Notes to Financial Statements	4-12

Supplemental Schedule:

Schedule of Assets (Held at End of Year)	13-22

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Plan Participants and KeyCorp, as Plan Sponsor for the KeyCorp 401(k) Savings Plan

Opinion on the Financial Statements

We have audited the accompanying Statement of Net Assets Available for Benefits of the KeyCorp 401(k) Savings Plan (the “Plan”) as of December 31, 2022 and 2021, and the Statements of Changes in Net Assets Available for Benefits for the years then ended, and the related notes and supplemental schedule (collectively referred to as the "financial statements"). In our opinion, the financial statements present fairly, in all material respects, the net assets available for benefits of the Plan as of December 31, 2022 and 2021, and the changes in net assets available for benefits of the Plan for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Plan’s management. Our responsibility is to express an opinion on these financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Plan in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Plan is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for purposes of expressing an opinion on the effectiveness of the Plan’s internal control over financial reporting.  Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Supplemental Information

The supplemental Schedule of Assets (Held at End of Year) as of December 31, 2022 has been subjected to audit procedures performed in conjunction with the audit of the Plan’s financial statements. The supplemental schedule is the responsibility of the Plan’s management. Our audit procedures included determining whether the supplemental schedule reconciles to the financial statements or the underlying accounting and other records, as applicable, and performing procedures to test the completeness and accuracy of the information presented in the supplemental schedule. In forming our opinion on the supplemental schedule, we evaluated whether the supplemental schedule, including its form and content, is presented in conformity with Department of Labor’s (DOL) Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. In our opinion, the supplemental schedule is fairly stated, in all material respects, in relation to the financial statements as a whole.

/s/ Meaden & Moore, Ltd.
Meaden & Moore, Ltd.

We have served as the Plan’s auditor since 2005.

Cleveland, Ohio
June 27, 2023

STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS

KeyCorp
401(k) Savings Plan
	December 31,
	2022	2021
ASSETS
Investments, at fair value:
KeyCorp common stock (cost $89,609,181 and $93,615,156 at
2022 and 2021, respectively)	$138,567,564	$192,212,983
Other equity securities	361,517,583	556,837,080
Interest in mutual funds and collective trusts at fair value	2,719,853,429	3,199,300,930
Total investments at Fair Value	3,219,938,576	3,948,350,993
Receivables:
Notes receivable from participants	48,861,791	49,082,910
Receivable - Employer contributions	—	14,057,138
Receivable - Interest and dividends	443,265	169,019
Total Receivables	49,305,056	63,309,067

Cash	—	5,616,066

Total Assets	3,269,243,632	4,017,276,126

LIABILITIES
Payables - administrative and other expenses	623,057	574,090

Total Liabilities	623,057	574,090

NET ASSETS AVAILABLE FOR BENEFITS	$3,268,620,575	$4,016,702,036

See accompanying notes to financial statements.

STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS

KeyCorp
401(k) Savings Plan
	Year Ended December 31,
	2022	2021
Additions to Net Assets Attributed to:
Contributions:
Employer	$84,130,136	$95,337,026
Participants	138,655,262	128,924,083
Rollovers	23,650,730	19,803,239
Total Contributions	246,436,128	244,064,348

Interest on participant notes receivable	2,213,122	2,452,492

Investment Income:
Dividends from KeyCorp common stock	6,397,667	6,436,320
Dividends from other equity securities	1,421,826	1,320,712
Net investment income from mutual funds and collective trusts	9,594,028	6,578,701
Net realized gain (loss) and unrealized appreciation (depreciation)	(711,320,573)	545,006,331
Total Investment Income	(693,907,052)	559,342,064

Deductions from Net Assets Attributed to:
Participant withdrawals	298,596,765	288,390,470
Administrative and other expenses	4,226,894	5,012,018
Total Deductions	302,823,659	293,402,488

Net Increase or (Decrease)	(748,081,461)	512,456,416

Net Assets Available for Benefits:
Beginning of Year	4,016,702,036	3,504,245,620

End of Year	$3,268,620,575	$4,016,702,036

See accompanying notes to the financial statements.

NOTES TO FINANCIAL STATEMENTS

KeyCorp
401(k) Savings Plan

1    Description of Plan

The following description of the KeyCorp 401(k) Savings Plan (Plan) provides only general information. Participants should refer to the Summary Plan Description or Plan document for a more complete description of the Plan’s provisions.

General:

The Plan consists of a profit sharing plan with a cash or deferred arrangement, as authorized under Section 401(k) of the Internal Revenue Code of 1986, as amended (Code), and an employee stock ownership plan (ESOP), as authorized under the provisions of Section 4975(e)(7) of the Code. As of January 1, 2011, the Plan was amended and restated to close the KeyCorp Common Stock Fund to new investments effective January 1, 2012, with the exception of KeyCorp dividend reinvestments, and make other administrative modifications and changes as required by law or to facilitate the administration of the Plan.

Effective December 31, 2017, the Plan was amended to merge in the participants and the assets of the former Cain Brothers & Company, LLC Retirement Plan.

Effective January 1, 2017, the Plan was restated to reflect the amendments adopted since the January 1, 2011 amendment and restatement and to make administrative modifications and changes as required by law or to facilitate the administration of the Plan.

The portion of the Plan that is attributable to participant contributions invested in the Plan’s various investment funds (other than the Plan’s KeyCorp Common Stock Fund) constitutes a profit sharing plan. The portion of the Plan that is attributable to participant contributions, employer contributions, profit sharing contributions, after-tax contributions, and rollover contributions invested primarily in KeyCorp common shares constitutes an ESOP. The Plan is intended to be qualified under Section 401(a) of the Code and the provisions of Titles I, II, and III of the Employee Retirement Income Security Act of 1974, as amended (ERISA).

Dividends paid on those KeyCorp common shares maintained in the ESOP, at the participant’s election, may automatically be reinvested in the Plan’s Common Stock Fund or paid directly to the participant. In 2022 and 2021, dividends of $824,412 and $815,696, respectively, were paid directly to participants in connection with this election and are reflected in the Statement of Changes in Net Assets Available for Benefits as participant withdrawals.

NOTES TO FINANCIAL STATEMENTS

KeyCorp
401(k) Savings Plan

1Description of Plan, Continued

Eligibility:

All regular full-time and part-time employees of KeyCorp and its participating subsidiaries (Employer or Key) are eligible to participate in the Plan as of their first day of employment with the Employer for purposes of making pre-tax contributions, Roth contributions, Plan transfer contributions, and rollover contributions. Employees are eligible to participate in receiving employer contributions and profit sharing contributions in accordance with the following eligibility requirements: for employees whose employment commencement date is July 1, 2006, or after, participants can receive these contributions after completing one year of service. Seasonal and on-call employees are required to complete 1,000 hours of service prior to becoming eligible to participate in the Plan.

Contributions:

Contributions are subject to limitations on annual additions and other limitations imposed by the Code as defined in the Plan agreement.

Employee 401(k) Deferral:

In years in which the safe harbor provisions of Section 401(k)(12) of the Code are not utilized, employees who have met the eligibility requirements and have elected to participate may contribute from 1% to 100% of their compensation on a pre-tax basis to the Plan, and highly compensated employees (as that term is defined in accordance with Section 414(n) of the Code) may contribute from 1% to 6% of their compensation to the Plan. For the 2022 and 2021 Plan years, the Plan utilized the safe harbor provisions of Section 401(k)(12) of the Code, which permits the Plan to automatically satisfy certain nondiscrimination requirements of the Code without undergoing the necessity of discrimination testing. In years in which the safe harbor provisions of Section 401(k)(12) of the Code are utilized (2022 and 2021), all eligible employees may contribute up to 100% of their compensation to the Plan. The Plan also provides a qualified Roth contribution program.

Commencing January 1, 2010, an automatic enrollment feature was added to the Plan for all new regular full-time and part-time employees of the Employer (Covered Employees). The Plan was amended such that the initial default contribution percentage for Covered Employees is 2% and will increase by 1% at the beginning of each Plan year until the default percentage is 10% for Plan years on and after January 1, 2012. An amendment effective July 1, 2020 clarified that for employees hired before July 1, 2020, the increase will be effective at the beginning of the Plan year and for those hired after July 1, 2020, it will be effective on the anniversary date. The Covered Employee may request a distribution of his or her default elective deferrals no later than 90 days after default elective deferrals are first withheld from a Covered Employee’s pay. As of January 1, 2016, the Plan was amended to implement an auto-enrollment back sweep feature for certain employees hired prior to December 31, 2009.

Employer Matching Contributions:

After satisfying the eligibility requirements, Key matches up to the first 6% of the participant’s contributions to the Plan. Default elective deferrals will be eligible for matching contributions after the Covered Employee satisfies the Eligibility Requirements for receiving a matching contribution. Commencing for Plan years on and after January 1, 2012, the KeyCorp Common Stock Fund was closed to new investments, and matching contributions became subject to the investment direction of the participant.

The Employer Matching Contribution for each participant is based on the participant’s eligible annual compensation. For the 2022 and 2021 Plan years, the Plan utilized the safe harbor provisions of Section 401(k)(12) of the Code, which permits the Plan to automatically satisfy certain nondiscrimination requirements of the Code without undergoing the necessity of discrimination testing.

NOTES TO FINANCIAL STATEMENTS

KeyCorp
401(k) Savings Plan

1Description of Plan, Continued

Employer Discretionary Contributions:

Key may also make additional contributions as approved by the Board of Directors. Commencing January 1, 2010, and thereafter, profit sharing contributions may be made, allocated, and credited to the accounts of participants employed on the last business day of the Plan year as a flat percentage of eligible compensation for the participants entitled to receive an allocation, based on the further terms and conditions set forth in the Plan. For Plan years beginning on and after January 1, 2012, participants will share in profit sharing contributions for the applicable year if the participant experienced a Termination Under Limited Circumstances, as defined by the Plan, during the Plan year. Key did not make a profit sharing contribution for 2022. Key contributed a profit sharing allocation of 1.0% for 2021 on eligible compensation for employees eligible on the last business day of the respective Plan year.

Rollover Contributions:

Rollover contributions from other plans are also accepted, providing certain specified conditions are met.

Participant’s Accounts:

Each participant’s account is credited with the participant’s elective contributions, employer matching contributions, employer discretionary contributions, and earnings and losses thereon.

Vesting:

All participants are 100% vested in elective deferrals (pre-tax and Roth) and rollover contributions made to the Plan. In years in which the safe harbor provisions of Section 401(k)(12) of the Code are not utilized, participants are 100% vested in Key matching contributions after three years of service. Contributions subject to the safe harbor provisions of Section 401(k)(12) are 100% vested. Participants are 100% vested in Key discretionary contributions after three years of service.

Forfeitures:

Under the terms of the Plan, forfeited nonvested participant amounts may be used to offset Employer contributions to the Plan. At December 31, 2022, and December 31, 2021, the Plan’s investments included $101,702 and $154,032 of Plan forfeitures, respectively. During 2022 and 2021, $448,667 and $308,295 in forfeitures were used to offset Employer contributions, respectively.

Notes Receivable from Participants:

Loans are permitted under certain circumstances and are subject to limitations. Participants may borrow from their fund accounts up to a maximum equal to the lesser of $50,000 or 50% of their vested account balance. Loans are repaid over a period not to exceed five years with exceptions for the purchase of a primary residence.

The loans are secured by the balance in the participant’s account. The interest rate is currently established by the terms of the Loan Policy as Prime plus 1%. Loans to Plan participants are valued at their unpaid principal balance plus accrued but unpaid interest, which approximates fair value.

NOTES TO FINANCIAL STATEMENTS

KeyCorp
401(k) Savings Plan

1Description of Plan, Continued

Payment of Benefits:

Distribution of participant contributions and matching contributions are subject to the distribution limitations outlined in Section 401(k) of the Code (i.e., attainment of age 59 1/2, severance from employment, retirement, death, or disability, subject to special grandfathered distribution provisions). Upon termination, participants may receive a distribution of their vested account balance in cash or may elect to have their interest in the KeyCorp Common Stock Fund distributed to them in common shares of KeyCorp. Participants may leave their balance in the Plan if their balance is greater than $1,000. Upon retirement, participants may elect to receive their Plan distribution as a lump sum payment or as a monthly, quarterly, or annual installment payment. Benefit payments are recorded upon distribution.

As of January 1, 2016, the Plan was amended to facilitate the implementation of flexibility in the distribution of benefits to assist participants with retirement readiness and distribution planning.

Hardship Withdrawals:

Hardship withdrawals are permitted in accordance with Internal Revenue Service guidelines.

Investment Options:

Upon enrollment in the Plan, a participant may direct his or her employee contribution in any of the investment options offered by the Plan. As discussed above, the KeyCorp Common Stock Fund was closed to new investments effective January 1, 2012.

2Summary of Significant Accounting Policies

Basis of Accounting:

The Plan’s transactions are reported on the accrual basis of accounting.

Investment Valuation:

Investments are stated at aggregate fair value, which is determined based on the closing price reported on the last business day of the Plan year as follows:

Equity Securities

Closing market price as quoted on the New York Stock Exchange as of December 31, 2022, and December 31, 2021. The closing market price of KeyCorp’s Common Stock at December 31, 2022, and December 31, 2021, was $17.42 and $23.13, respectively. The other common stocks, which are included in either the Jennison Large Cap Growth Separate Account or the T. Rowe Price QM US Small-Cap Growth Equity Strategy Separate Account, are valued at the closing price reported on the applicable major stock exchange on which the individual securities are traded.

NOTES TO FINANCIAL STATEMENTS

KeyCorp
401(k) Savings Plan

2Summary of Significant Accounting Policies, Continued

Mutual Funds

Closing market price as quoted per a third-party valuation service as of December 31, 2022 and December 31, 2021. Non-publicly traded mutual funds are included within the PIMCO Total Return Separate Account, which consists of open end mutual funds managed by Pacific Investment Management Company. LLC. The market value of each of the underlying mutual fund's shares are determined daily based on the fund's' net asset value determined by dividing the total value of the funds' investments and other assets, less any liabilities, by the total number of shares outstanding. The value of the funds' investments may be based on closing market prices or information received from third-party valuation services.

Collective Trust Funds

Market values of units held in collective trust funds are determined daily by the trustee of the funds based on reported redemption values received from a third-party valuation service.

Investment Transactions:

Purchases and sales of securities are reflected on a trade-date basis. Gains or losses on sales of equity securities are based on the specific cost of units sold. Gains or losses on sales of mutual funds and collective trust funds are based on the average cost per share or per unit at the time of the sale. In the case of KeyCorp Common Stock, brokerage commissions are added to the cost of shares purchased and subtracted from the proceeds of shares sold. No direct brokerage commissions are incurred by the Plan on purchases and sales of shares or units in mutual funds and collective trust funds.

Investment Income:

Dividend income is recorded on the ex-dividend date. Income from other investments is recorded as earned on the accrual basis.

Fair Value Measurement:

Accounting guidance defines fair value as the price to sell an asset or transfer a liability in an orderly transaction between market participants in the principal market. In other words, fair value represents an exit price at the measurement date. Market participants are buyers and sellers who are independent, knowledgeable, and willing and able to transact in the principal (or most advantageous) market for the asset or liability being measured. Current market conditions, including imbalances between supply and demand, are considered in determining fair value.

The Plan’s assets are valued based on the principal market where each would be sold. The principal market is the forum with the greatest volume and level of activity. In the absence of a principal market, valuation is based on the most advantageous market (i.e., the market where the asset could be sold at a price that maximizes the amount to be received).

There are three acceptable techniques for measuring fair value: the market approach, the income approach, and the cost approach. The appropriate technique for valuing a particular asset depends on the exit market, the nature of the asset being valued, and how a market participant would value the same asset. Ultimately, selecting the appropriate valuation method requires significant judgment, and applying the valuation technique requires sufficient knowledge and expertise.

NOTES TO FINANCIAL STATEMENTS

KeyCorp
401(k) Savings Plan

2Summary of Significant Accounting Policies, Continued

Valuation inputs refer to the assumptions market participants would use in pricing a given asset. Inputs can be observable or unobservable. Observable inputs are assumptions based on market data obtained from an independent source. Unobservable inputs are assumptions based on the Trustee’s own information or assessment of assumptions used by other market participants in pricing the asset. Unobservable inputs are based on the best and most current information available on the measurement date.

All inputs, whether observable or unobservable, are ranked in accordance with a prescribed fair value hierarchy that gives the highest ranking to quoted prices in active markets for identical assets (Level 1) and the lowest ranking to unobservable inputs (Level 3). Fair values for assets classified as Level 2 are based on one or a combination of the following factors: (a) quoted market prices for similar assets in active markets; (b) quoted prices for identical or similar assets in inactive markets; (c) observable inputs, such as interest rates or yield curves; or (d) inputs derived principally from or corroborated by observable market data. The level in the fair value hierarchy ascribed to a fair value measurement in its entirety is based on the lowest level input that is significant to the measurement. The Plan considers an input to be significant if it drives 10% or more of the total fair value of a particular asset. Assets may transfer between levels based on the observable and unobservable inputs used at the valuation date, as the inputs may be influenced by certain market conditions. Transfers between levels of the fair value hierarchy are recognized at the end of the reporting period.

Typically, assets are considered to be fair valued on a recurring basis if fair value is measured regularly. Additional information regarding fair value measurements and disclosures is provided in Note 4 (“Fair Value Measurements”).

Use of Estimates:

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Administrative Fees:

Substantially all administrative fees are paid by the Plan.

Plan Termination:

Although it has not expressed any intent to do so, Key has the right under the Plan to discontinue its contributions at any time and to terminate the Plan subject to the provisions of ERISA. In the event of Plan termination, participants will become 100% vested in their accounts.

Risks and Uncertainties:

The Plan invests in various investments, including KeyCorp common stock, other equity securities, and interests in mutual funds and collective trusts. These investments are exposed to various risks such as interest rate, market, and credit risks. Due to the level of risk associated with certain investments, it is at least reasonably possible that changes in values of investments will occur in the near term and that such changes could materially affect participants’ account balances and the amounts reported in the Statement of Net Assets Available for Benefits.

NOTES TO FINANCIAL STATEMENTS

KeyCorp
401(k) Savings Plan

2    Summary of Significant Accounting Policies, Continued

Subsequent Events:

In preparing these financial statements, subsequent events were evaluated through the time the financial statements were issued. Financial statements are considered issued when they are widely distributed to all shareholders and other financial statement users, or filed with the SEC. In compliance with applicable accounting standards, all material subsequent events have been either recognized in the financial statements or disclosed in the notes to the financial statements.

Effective January 1, 2023, Key amended the Plan and matching contributions increased to a dollar-for-dollar match, up to the first 7% of the participant's contributions to the Plan.

3    Tax Status

The Internal Revenue Service has determined and informed Key by letter dated September 22, 2013, that the Plan and related trust as of the January 1, 2011 Restatement are designed in accordance with applicable sections of the Internal Revenue Code.

The Plan has been amended since receiving the determination letter. However, the Plan Administrator and tax counsel believe that the Plan is currently designed and being operated in compliance with the applicable requirements of the Internal Revenue Code. Therefore, no provision for income taxes has been included in the Plan’s financial statements.

Accounting principles generally accepted in the United States of America (U.S. GAAP) requires Plan management to evaluate tax positions taken by the Plan and recognize a tax liability if the Plan has taken uncertain tax positions that more-likely-than-not would not be sustained upon examination by applicable taxing authorities. The Plan administrator has analyzed tax positions taken by the Plan and has concluded that, as of December 31, 2022, there are no uncertain tax positions taken, or expected to be taken, that would require recognition of a liability or that would require disclosure in the financial statements. The Plan is subject to routine audits by taxing jurisdictions. However, currently no audits for any tax periods are in progress.

4    Fair Value Measurements

The following is a description of the valuation methodologies used to measure the fair value of assets held in the Plan:

Equity Securities. Investments in KeyCorp Common Stock are valued at their official closing price on the New York Stock Exchange and are classified as Level 1. Other equity securities are valued at the closing price reported on the major stock exchange on which the individual securities are traded and are classified as Level 1.

Mutual Funds. Exchange-traded mutual funds are valued using quoted prices and, therefore, are classified as Level 1. Mutual funds held within the PIMCO Total Return Separate Account are measured at net asset value ("NAV") as a practical expedient to estimate fair value and accordingly have not been classified in the fair value hierarchy. This practical expedient would not be used if it is determined to be probable that the investment will sell for an amount different from the reported NAV. Fair value is determined based on the Plan's proportionate share of total net assets in the fund. Participant transactions (purchases and redemptions) may occur daily.

Money Market Funds.  Investments in money market funds are valued at their closing net asset value. Because net asset values for the money market funds are based primarily on observable inputs, most notably quoted prices for the underlying assets, these investments are classified as Level 2.

Collective Trust Funds. The Plan's investments in collective trust funds are measured at net asset value ("NAV") as a practical expedient to estimate fair value and accordingly, have not been classified in the fair value hierarchy. This

NOTES TO FINANCIAL STATEMENTS

KeyCorp
401(k) Savings Plan

4    Fair Value Measurements, continued

practical expedient would not be used if it is determined to be probable that the funds will sell the investment for an amount different from the reported NAV. Fair value is determined based on the Plan's proportionate share of total net assets in the fund. Participant transactions (purchases and sales) may occur daily. However, in high volume liquidation demand periods, the Trustee may, at their discretion, delay liquidation requests so that it is in the best interest of all participants in the fund. If the Plan initiates a full redemption of the KeyBank EB MaGIC Fund, the issuer reserves the right to require 12 months’ notification in order to ensure that securities liquidations will be carried out in an orderly business manner.

The investment strategies for the collective trust funds are varied, and they may invest directly and indirectly in a broad range of equities, debt, and derivative instruments with the objective of mirroring or exceeding the total return of certain market indices.  Strategies may vary based on global macroeconomic views, expected directional movements in the financial markets, market capitalization, and other strategies.

NOTES TO FINANCIAL STATEMENTS

KeyCorp
401(k) Savings Plan

4    Fair Value Measurements, continued

The following tables present the Plan’s assets that are measured at fair value on a recurring basis in accordance with U.S. GAAP at December 31, 2022, and December 31, 2021.

December 31, 2022	Level 1	Level 2	Level 3	Total
Equity Securities:
KeyCorp Common Stock	$138,567,564	—	—	$138,567,564
Other Equity Securities	361,517,583			361,517,583
Mutual Funds	273,520,466	—	—	273,520,466
Money Market Funds	—	$127,240,892	—	127,240,892
Collective Trust Funds, Mutual Funds and other investments measured at net asset value (a)	—	—	—	2,319,092,071
	$773,605,613	$127,240,892	—	$3,219,938,576

December 31, 2021	Level 1	Level 2	Level 3	Total
Equity Securities:
KeyCorp common stock	$192,212,983	—	—	$192,212,983
Other equity securities	556,837,080			556,837,080
Mutual Funds	214,843,486	—	—	214,843,486
Money Market Funds	—	$119,672,709	—	119,672,709
Collective Trust Funds, Mutual Funds and other investments measured at net asset value (a)	—	—	—	2,864,784,735
	$963,893,549	$119,672,709	—	$3,948,350,993
(a) Certain investments that are measured at fair value using the net asset value (or its equivalent) practical expedient have not been classified in the fair value hierarchy. The fair value amounts presented in this table are intended to permit reconciliation of the fair value hierarchy to the fair value of the plan assets presented elsewhere within this report.

5    Party-in-Interest Transactions

During 2022 and 2021, the Plan received $6,397,667 and $6,436,320 respectively, in KeyCorp common stock dividends.

During the year ended December 31, 2022, the Plan did not purchase shares of KeyCorp common stock and 258,140 shares of common stock of KeyCorp were sold by the Plan for $5,597,502. During the year ended December 31, 2021, the Plan did not purchase KeyCorp common stock and 759,052 shares of common stock of KeyCorp were sold by the Plan for $15,913,110. The sales of KeyCorp common stock were completed in the open market.

The Plan has arrangements with various service providers and these arrangements qualify as party-in-interest transactions.

SCHEDULE OF ASSETS (HELD AT END OF YEAR)
Form 5500, Schedule H, Part IV, Line 4i

KeyCorp
401(k) Savings Plan

EIN 34-6542451
Plan Number 002

December 31, 2022

(a)	(b)	(c)	(d)	(e)
	Identity of Issuer, Borrower, Lessor, or Similar Party	Description of Investment, Including Maturity Date, Rate of Interest, Collateral, Par, or Maturity Value	Cost	Current Value

	Equity Securities:
*	KeyCorp common stock	Common Stock		$138,567,564
	ADYEN NV EUR0.01 SEDOL: BZ1HM42	Common Stock		3,507,740
	SAPIENS INTERNATIONAL CORP NV COM EUR0.01 SEDOL: BFYZGX0	Common Stock		167,651
	SHOPIFY INC CL A SHOPIFY INC SEDOL: BXDZ9Z0	Common Stock		1,710,995
	ADR NOVO-NORDISK A S ADR SEDOL: 2651202	Common Stock		5,404,262
	LVMH MOET HENNESSY LOUIS VUITTON SE EUR0.30 SEDOL: 4061412	Common Stock		2,952,561
	DESCARTES SYS GROUP INC COM SEDOL: 2528834	Common Stock		545,917
	ADR RENTOKIL INITIAL PLC SPONSORED ADR S2738172	Common Stock		387,251
	AAON INC COM PAR $0.004 COM PAR $0.004 SEDOL: 2268130	Common Stock		210,369
	ACADEMY SPORTS & OUTDOORS INC COM SEDOL: BN7K304	Common Stock		264,329
	ACADIA PHARMACEUTICALS INC COM SEDOL: 2713317	Common Stock		136,450
	ACADIA HEALTHCARE CO INC COM SB65VZ37	Common Stock		109,239
	ACI WORLDWIDE INC COM STK SEDOL: 2889155	Common Stock		122,797
	ADAPTIVE BIOTECHNOLOGIES CORP COM USD0.0001 SEDOL: BJ5FZ74	Common Stock		34,648
	ADDUS HOMECARE CORP COM STK SEDOL: B55BN47	Common Stock		345,927
	ADOBE SYS INC COM SEDOL: 2008154	Common Stock		6,232,872
	ADVANCED ENERGY INDS INC COM SEDOL: 2049175	Common Stock		317,472
	AEROJET ROCKETDYNE HLDGS INC COM SEDOL: BWD7PX9	Common Stock		321,038
	AGIOS PHARMACEUTICALS INC COM SEDOL: BCBVTX1	Common Stock		97,438
	AIRBNB INC CL A COM USD0.0001 CL A SEDOL: BMGYYH4 SEDOL: BMGYYH4	Common Stock		3,455,996
	AKERO THERAPEUTICS INC COM SEDOL: BK7Y2V9	Common Stock		115,573
	ALARM COM HLDGS INC COM SEDOL: BYN7H26	Common Stock		41,168
	ALBANY INTL CORP NEW CL A SEDOL: 2012757	Common Stock		278,320
	ALECTOR INC COM SEDOL: BJ4LDC4	Common Stock		41,351
	ALKERMES PLC SHS SEDOL: B3P6D26	Common Stock		331,459
	ALLOGENE THERAPEUTICS INC COM SEDOL: BFZNYB7	Common Stock		33,111
	ALPHA METALLURGICAL RES INC COMSEDOL: BMFND53	Common Stock		177,571
	ALPHABET INC CAP STK USD0.001 CL C SEDOL: BYY88Y7	Common Stock		10,564,815
	ALPHABET INC CAPITAL STOCK USD0.001 CL A SEDOL: BYVY8G0	Common Stock		7,291,592

AMAZON COM INC COM SEDOL: 2000019	Common Stock	14,873,628
AMERICAN TOWER CORP SEDOL: B7FBFL2	Common Stock	4,130,846
AMEDISYS INC COM SEDOL: 2024332	Common Stock	155,719
AMICUS THERAPEUTICS INC COM SEDOL: B19FQ48	Common Stock	146,740
AMN HEALTHCARE SVCS INC COM SEDOL: 2813552	Common Stock	579,905
AMPHASTAR PHARMACEUTICALS INC DEL COMSEDOL: BNFWZS4	Common Stock	202,753
APA CORP COM SEDOL: BNNF1C1	Common Stock	142,421
APELLIS PHARMACEUTICALS INC COM SEDOL: BYTQ6X1	Common Stock	267,651
APPLE INC COM STK SEDOL: 2046251	Common Stock	15,813,131
ARCH RES INC DEL CL A CL ASEDOL: BLB8B95	Common Stock	102,809
ARCONIC CORPORATION COM USD0.01 SEDOL: BKLJ8S9	Common Stock	55,270
ARVINAS INC COM SEDOL: BDZ30Q0	Common Stock	101,775
ASBURY AUTOMOTIVE GROUP INC COM SEDOL: 2855855	Common Stock	78,870
ASGN INCORPORATED COMN STK USD0.01 SEDOL: BFY8W20	Common Stock	174,041
ASPEN TECHNOLOGY INC COM SEDOL: 2051868	Common Stock	173,768
ATKORE INC SEDOL: BDHF495	Common Stock	599,198
ATLASSIAN CORP CL ASEDOL: BQ1PC76	Common Stock	3,166,043
ATRICURE INC COM STK SEDOL: B0C8KV2	Common Stock	161,987
AVIDITY BIOSCIENCES INC COMSEDOL: BMWHPY1	Common Stock	61,422
AXALTA COATING SYSTEMS LTD COM USD1.00SEDOL: BSFWCF5	Common Stock	305,436
AXCELIS TECHNOLOGIES INC COM NEW COM NEWSEDOL: BD420Q8	Common Stock	362,120
AZENTA INC COM USD0.01 SEDOL: 2145460	Common Stock	42,675
A10 NETWORKS INC COMSEDOL: BKQVBN6	Common Stock	157,187
BALCHEM CORP COM SEDOL: 2072074	Common Stock	372,435
BANCORP INC DEL COM STKSEDOL: B05BRL7	Common Stock	166,307
BELLRING BRANDS INC CL A COM SEDOL: BK6V415	Common Stock	194,531
BERRY GLOBAL GROUP INC SEDOL: B8BR3H3	Common Stock	152,888
BIOHAVEN LTD COM NPV WISEDOL: BPLZ7S5	Common Stock	56,561
BJS WHSL CLUB HLDGS INC COM SEDOL: BFZNZF8	Common Stock	292,890
BLOOMIN BRANDS INC COM SEDOL: B847RJ0	Common Stock	137,520
BLUE OWL CAP INC COM CL ASEDOL: BN7CQS9	Common Stock	210,452
BLUEPRINT MEDICINES CORP COM SEDOL: BWY52P3	Common Stock	202,096
BOOZ ALLEN HAMILTON HLDG CORP CL A COM STK SEDOL: B5367T7	Common Stock	527,617
BOSTON BEER INC CL A CL A SEDOL: 2113393	Common Stock	111,378
BOX INC CL A CL A SEDOL: BVB3BV2	Common Stock	402,480
BOYD GAMING CORP COM SEDOL: 2117232	Common Stock	473,102
BRIGHT HORIZONS FA COM USD0.001 SEDOL: B7MJWP2	Common Stock	60,955
BROADRIDGE FINL SOLUTIONS INC COM STK SEDOL: B1VP7R6	Common Stock	210,718
BRP GROUP INC CL A CL A SBKTPCS7	Common Stock	101,189
BRUKER CORP SEDOL: 2616137	Common Stock	168,483
BRUNSWICK CORP COM SEDOL: 2149309	Common Stock	72,585
BUILDERS FIRSTSOURCE INC COM STK SEDOL: B0BV2M7	Common Stock	414,129
BURLINGTON STORES INC COM SEDOL: BF311Y5	Common Stock	152,273
CACI INTL INC CL A CL A SEDOL: 2159267	Common Stock	645,667

CACTUS INC CL A CL A SEDOL: BF1GM16	Common Stock	195,059
CADRE HLDGS INC COMSEDOL: BKVKB49	Common Stock	70,490
CAPRI HOLDINGS LTD COM NPV SEDOL: BJ1N1M9	Common Stock	409,895
CAREDX INC COM SEDOL: BP3YM74	Common Stock	23,448
CARRIAGE SERVICES INC COMSEDOL: 2177786	Common Stock	59,927
CASELLA WASTE SYS INC CL A COM STK SEDOL: 2120490	Common Stock	812,848
CASEYS GEN STORES INC COM SEDOL: 2179414	Common Stock	207,075
CATALENT INC COM SEDOL: BP96PQ4	Common Stock	184,901
CATALYST PHARMACEUTICALS INC COM STK USD0.001 STKSEDOL: B1G7Q03	Common Stock	158,044
CAVCO INDS INC DEL COM STK SEDOL: 2787022	Common Stock	235,074
CBIZ INC COMSEDOL: 2730781	Common Stock	287,050
CENTRUS ENERGY CORP CL A COMSEDOL: BQXKDH6	Common Stock	49,597
CEREVEL THERAPEUTICS HLDGS INC COMSEDOL: BMVMJ12	Common Stock	157,259
CHAMPIONX CORPORATION COM USD0.D1 WI SEDOL: BMW7N69	Common Stock	171,331
CHARLES RIV LABORATORIES INTL INC COM SEDOL: 2604336	Common Stock	356,702
CHEMED CORP NEW COM SEDOL: 2190084	Common Stock	143,941
CHIPOTLE MEXICAN GRILL INC COM STKSEDOL: B0X7DZ3	Common Stock	3,468,725
CHOICE HOTELS INTL INC COM SEDOL: 2106780	Common Stock	525,240
CHURCHILL DOWNS INC COM SEDOL: 2194105	Common Stock	581,855
CIRRUS LOGIC INC COM SEDOL: 2197308	Common Stock	215,545
CLEAN HBRS INC COMSEDOL: 2202473	Common Stock	487,521
CLEARWAY ENERGY INC CL C CL C SEDOL: 8GJRH57	Common Stock	184,400
COCA-COLA CONSOLIDATED INC COM SEDOL: 2206721	Common Stock	439,093
COGENT COMMUNICATIONS HLDGS INC SEDOL: 806RWD1	Common Stock	69,010
COGNEX CORP COM SEDOL: 2208288	Common Stock	93,843
COMFORT SYS USA INC COM SEDOL: 2036047	Common Stock	549,392
CONCENTRIX CORP COM USD0.0001SEDOL: BNKVVY4	Common Stock	354,072
CONMED CORP COM SEDOL: 2216010	Common Stock	206,354
CONSENSUS CLOUD SOLUTIONS INC COM USD0.001 SEDOL: 8MXZF55	Common Stock	66,447
CORVEL CORP COM SEDOL: 2347277	Common Stock	366,522
COSTCO WHOLESALE CORP NEW COM SEDOL: 2701271	Common Stock	6,086,058
COTY INC COM CL A COM CL ASEDOL: BBBSMJ2	Common Stock	225,582
CRISPR THERAPEUTICS AG COM CHF0.03 SEDOL: BDHF4K6	Common Stock	171,462
CROCS INC COMSEDOL: B0T7Z62	Common Stock	566,438
CROWDSTRIKE HLDGS INC CL A CL A SEDOL: BJJP138	Common Stock	2,281,213
CSW INDUSTRIALS INC COM SEDOL: BYQD1J6	Common Stock	210,877
CURTISS WRIGHT CORP COM SEDOL: 2241205	Common Stock	601,498
CYTOKINETICS INC COMMON STOCKSEDOL: BBBSBJ5	Common Stock	214,163
C4 THERAPEUTICS INC COM USD0.0001SEDOL: BKX9NQ0	Common Stock	5,310
DANAHER CORP COM SEDOL: 2250870	Common Stock	7,083,529
DARLING INGREDIENTS INC COMSTK SEDOL: 2250289	Common Stock	192,715
DECKERS OUTDOOR CORP COM SEDOL: 2267278	Common Stock	380,799
DENALI THERAPEUTICS INC COM SEDOL: BD284V0	Common Stock	134,684
DEXCOM INC COM SEDOL: B0796X4	Common Stock	4,445,463

DICE THERAPEUTICS INC COMSEDOL: BNRPLC7	Common Stock	81,525
DICKS SPORTING GOODS INC OC-COM OC-COM SEDOL: 2969637	Common Stock	309,626
DIGITAL TURBINE INC COM NEW SEDOL: BVFNZL6	Common Stock	94,686
DIODES INC COM SEDOL: 2270500	Common Stock	354,888
DOMINOS PIZZA INC COM SEDOL: 801SD70	Common Stock	209,918
DORMAN PRODS INC COMSEDOL: 2718594	Common Stock	192,714
DOUBLEVERIFY HLDGS INC COM SEDOL: BMDX9Z7	Common Stock	60,170
EAGLE MATLS INC COM SEDOL: 2191399	Common Stock	313,526
ELEMENT SOLUTION INC COM SEDOL: BJ1C2K1	Common Stock	316,997
ELI LILLY & CO COM SEDOL: 2516152	Common Stock	11,500,546
EMBECTA CORPORATION COM USD0.01 WISEDOL: BMXWYR1	Common Stock	61,834
EMCOR GROUP INC COM SEDOL: 2474164	Common Stock	609,028
ENDEAVOR GROUP HOLDINGS INC COM 0.00001 CL ASEDOL: BJQ05Y5	Common Stock	352,503
ENSIGN GROUP INC COM STK SEDOL: 81YWPP8	Common Stock	748,459
ENTEGRIS INC COM SEDOL: 2599700	Common Stock	168,697
ENVESTNET INC COM STK SEDOL: 8474ZK7	Common Stock	262,904
ENVIVA INC COM USD0.001SEDOL: BP830S3	Common Stock	92,115
EPLUS INC COM S2597748	Common Stock	58,671
ESTEE LAUDER COMPANIES INC CL A USD0.01 SEDOL: 2320524	Common Stock	4,949,794
EURONET WORLDWIDE INC COM SEDOL: 2320148	Common Stock	208,957
EVERI HLDGS INC COM SEDOL: BYV34V4	Common Stock	156,056
EVERTEC INC COMSEDOL: B7KY3Z6	Common Stock	138,943
EVOLENT HEALTH INC CL A CL ASEDOL: BYLY8H1	Common Stock	201,671
EVOQUA WATER TECHNOLOGIES CORP COMSEDOL: BF329G6	Common Stock	198,079
EXELIXIS INC COM STK SEDOL: 2576941	Common Stock	205,569
EXLSERVICE COM INC COM STK SEDOL: 807LSTO	Common Stock	692,799
EXPONENT INC COM STK SEDOL: 2330318	Common Stock	547,670
FABRINET COM USD0.01 SEDOL: 84JSZL8	Common Stock	558,141
FACTSET RESH SYS INC COM STK SEDOL: 2329770	Common Stock	335,411
FAIR ISAAC CORPORATION COM SEDOL: 2330299	Common Stock	559,073
FATE THERAPEUTICS INC COM SEDOL: BCZS820	Common Stock	44,255
FEDERAL SIGNAL CORP COM SEDOL: 2333986	Common Stock	194,569
FIBROGEN INC COMSEDOL: BSDRYR8	Common Stock	53,875
FIRST BANCORP N C COM SEDOL: 2351494	Common Stock	113,697
FLOOR & DECOR HLDGS INC CL A CL A SEDOL: BYQHP96	Common Stock	39,619
FORMFACTOR INC COM STK SEDOL: 2891826	Common Stock	193,979
FORTINET INC COM SEDOL: B582106	Common Stock	166,226
FULLER H B CO COM SEDOL: 2354664	Common Stock	282,039
GARTNER INC COM SEDOL: 2372763	Common Stock	213,449
GENERATION BIO CO COM SEDOL: BMC2Z79	Common Stock	26,154
GIBRALTAR INDS INC COM SEDOL: 2369226	Common Stock	59,093
GLOBUS MED INC CL A NEW COM STKSEDOL: SB7D65M0	Common Stock	571,953
GOLDMAN SACHS GROUP INC COM SEDOL: 2407966	Common Stock	4,412,776
GRAND CANYON ED INC COM STKSEDOL: B3F1XM1	Common Stock	245,342
GRAPHIC PACKAGING HLDG CO COM STKSEDOL: B2Q8249	Common Stock	643,648

GRACO INC COM SEDOL: 2380443	Common Stock	85,891
GXO LOGISTICS INC COM SEDOL: BNNTGF1	Common Stock	298,574
HAEMONETICS CORP MASS COM SEDOL: 2401195	Common Stock	329,150
HALOZYME THERAPEUTICS INC COM SEDOL: 2975098	Common Stock	825,107
HELEN TROY LTD COM STK SEDOL: 2419530	Common Stock	42,922
HERC HLDGS INC COM SEDOL: BZBZ020	Common Stock	299,059
HEXCEL CORP NEW COM SEDOL: 2416779	Common Stock	250,819
HILTON GRAND VACATIONS INC COM SEDOL: BYSLHX4	Common Stock	242,840
HOME DEPOT INC COM SEDOL: 2434209	Common Stock	7,620,122
HORIZON THERAPEUTICS PLC COM USD0.0001 SEDOL: BQPVQZ6	Common Stock	536,681
HUBSPOT INC COM SEDOL: BR4T383	Common Stock	895,436
HUMANA INC COM SEDOL: 2445063	Common Stock	4,354,127
HOSTESS BRANDS INC CL A CL ASEDOL: BZ8VJD5	Common Stock	190,358
IAA SPINCO INC SEDOL: BJF8Q81	Common Stock	286,200
ICU MED INC COM SEDOL: 2451918	Common Stock	301,732
IGM BIOSCIENCES INC COM SEDOL: BKS3SM8	Common Stock	28,849
INARI MED INC COMSEDOL: BLDRF10	Common Stock	157,692
INFORMATICA INC CL A CL ASEDOL: BMG95P4	Common Stock	121,132
INGEVITY CORP COM SEDOL: BD4LHG4	Common Stock	235,269
INSMED INC COM PAR $.01 SEDOL: 2614487	Common Stock	266,993
INSPERITY INC COM SEDOL: 2007281	Common Stock	443,040
INSPIRE MED SYS INC COM SEDOL: BDT5KT5	Common Stock	576,805
INTELLIA THERAPEUTICS INC COM SEDOL: BYZM6C2	Common Stock	138,862
INTER PARFUMS INC COM SEDOL: 2473150	Common Stock	359,247
INTRA-CELLULAR THERAPIES INC COMSEDOL: BHCB0P4	Common Stock	247,030
INTUITIVE SURGICAL INC COM NEW STK SEDOL: 2871301	Common Stock	7,098,643
IONIS PHARMACEUTICALS INC COM SEDOL: BDJ0LS6	Common Stock	332,300
IOVANCE BIOTHERAPEUTICS INC COM SEDOL: BF0DMK7	Common Stock	45,842
IRHYTHM TECHNOLOGIES INC COMSEDOL: BYT4ST5	Common Stock	210,757
IRIDIUM COMMUNICATIONS INC COM STK SEDOL: 82QH310	Common Stock	520,065
IVERIC BIO INC COMSEDOL: BK8Y8K9	Common Stock	117,626
JOHN BEAN TECHNOLOGIES CORP COM STK SEDOL: B3BRJZ8	Common Stock	311,069
KADANT INC COM SEDOL: 2769978	Common Stock	412,989
KARUNA THERAPEUTICS INC COM SEDOL: BJMLSD2	Common Stock	313,417
KKR & CO INC CL A CL A SEDOL: BG1FRR1	Common Stock	1,470,168
KULICKE & SOFFA INDS INC COM SEDOL: 2498001	Common Stock	229,975
KYMERA THERAPEUTICS INC COM SEDOL: BMPRZV5	Common Stock	79,972
LANDSTAR SYS INC COM SEDOL: 2503994	Common Stock	331,339
LANTHEUS HLDGS INC COM SEDOL: BP8S8J5	Common Stock	363,854
LATTICE SEMICONDUCTOR CORP COM SEDOL: 2506658	Common Stock	759,550
LCI INDUSTRIES COM SEDOL: BYQ44Y5	Common Stock	45,208
LINCOLN ELEC HLDGS INC COM SEDOL: 2516851	Common Stock	332,472
LITTELFUSE INC COM SEDOL: 2531832	Common Stock	169,554
LIVENT CORP COMSEDOL: BD9PM00	Common Stock	282,154
LOUISIANA-PACIFIC CORP COM SEDOL: 2535243	Common Stock	391,963

LPL FINL HLDGS INC COM SEDOL: 875JX34	Common Stock	473,412
LULULEMON ATHLETICA INC COM SEDOL: B23FN39	Common Stock	6,301,554
LUMENTUM HLDGS INC COM SEDOL: BYM9ZP2	Common Stock	213,949
MADRIGAL PHARMACEUTICALS INC COM SEDOL: BD59BS7	Common Stock	130,613
MAGNOLIA OIL & GAS CORP CL A CL A SEDOL: BF2GC59	Common Stock	438,844
MANHATTAN ASSOCS INC COM SEDOL: 2239471	Common Stock	711,040
MARAVAI LIFESCIENCES HLDGS INC CL A CL A SEDOL: BMCWKZ2	Common Stock	118,015
MARKETAXESS HLDGS INC COM STK SEDOL: 803Q9D0	Common Stock	316,261
MASTERCARD INC CL A SEDOL: B121557	Common Stock	8,931,445
MATADOR RES CO COM SEDOL: 87MSLL8	Common Stock	450,708
MATTEL INC COM STOCK 1.00 PARSEDOL: 2572303	Common Stock	455,134
MAXLINEAR INC COMMON STOCK SEDOL: 83RDWC8	Common Stock	275,844
MCGRATH RENTCORP COM SEDOL: 2551551	Common Stock	176,350
MEDPACE HLDGS INC COM SEDOL: BDCBC61	Common Stock	628,521
MERCURY SYSTEMS INC SEDOL: 2144047	Common Stock	111,805
MERIT MED SYS INC COM SEDOL: 2580555	Common Stock	533,675
META PLATFORMS INC SEDOL: B7TL820	Common Stock	1,384,752
MICROSOFT CORP COM SEDOL: 2588173	Common Stock	18,660,154
MIRATI THERAPEUTICS INC COM SEDOL: BBPK0J0	Common Stock	99,682
MKS INSTRS INC COM SEDOL: 2404871	Common Stock	150,057
MODIVCARE INC COM SEDOL: BNDL420	Common Stock	101,216
MOLINA HEALTHCARE INC COM SEDOL: 2212706	Common Stock	639,306
MONOLITHIC PWR SYS INC COM SEDOL: 801Z7J1	Common Stock	177,159
MONTE ROSA THERAPEUTICS INC COMSEDOL: BP7KZP7	Common Stock	6,088
MOOG INC CL A SEDOL: 2601218	Common Stock	151,298
MORPHIC HLDG INC COM SEDOL: BK8M4J4	Common Stock	33,170
MSA SAFETY INC COM SEDOL: BKM4S16	Common Stock	183,842
MURPHY USA INC COM SEDOL: BCZWJ63	Common Stock	567,187
NABORS INDUSTRIES LTD SHS NEWSEDOL: BK953M8	Common Stock	140,467
NATERA INC COMSEDOL: BYQRG48	Common Stock	189,723
NATIONAL VISION HLDGS INC COM SEDOL: BYP71H7	Common Stock	119,265
NCR CORP COM SEDOL: 2632650	Common Stock	163,589
NEOGENOMICS INC COM NEW COM NEW SEDOL: 2598246	Common Stock	21,308
NETFLIX INC COM STK SEDOL: 2857817	Common Stock	5,168,362
NEUROCRINE BIOSCIENCES INC COM SEDOL: 2623911	Common Stock	274,234
NEXSTAR MEDIA GROUP INC CL A CL A SEDOL: 2949758	Common Stock	582,150
NIKE INC CL B SEDOL: 2640147	Common Stock	7,494,257
NOVANTA INC NOVANTA INC SEDOL: BD8S5H8	Common Stock	544,975
NURIX THERAPEUTICS INC COM SEDOL: BMVLGP2	Common Stock	21,290
NVIDIA CORP COM SEDOL: 2379504	Common Stock	14,407,212
NV5 GLOBAL INC COMMON STOCKSEDOL: BF5ZVB2	Common Stock	204,567
OLIN CORP COMSEDOL: 2658526	Common Stock	141,403
OMNICELL INC COM SEDOL: 2789523	Common Stock	212,319
ONTO INNOVATION INC SEDOL: BKZ7N95	Common Stock	307,154
ORMAT TECHNOLOGIES INC COM SEDOL: B03L311	Common Stock	157,740
OPTION CARE HEALTH INC COM NEW COM NEWSEDOL: BKM5C62	Common Stock	435,974

PACIRA BIOSCIENCES INC COM USD0.001 SEDOL: B3X26D8	Common Stock	120,347
PALOMAR HLDGS INC COM SEDOL: BJYLZK6	Common Stock	195,182
PAPA JOHNS INTL INC COM SEDOL: 2696117	Common Stock	293,024
PAYA HLDGS INC CL ASEDOL: BN6N8Q5	Common Stock	130,815
PATRICK INDS INC COM SEDOL: 2673154	Common Stock	46,965
PAYLOCITY HLDG CORP COM SEDOL: BKM4N88	Common Stock	327,911
PBF ENERGY INC CL A CL ASEDOL: B7F4TJ7	Common Stock	34,948
PENSKE AUTOMOTIVE GROUP INC COM STKSEDOL: 2943523	Common Stock	107,575
PDC ENERGY INC COM SEDOL: B89M5F2	Common Stock	139,402
PENUMBRA INC COM SEDOL: BZ0V201	Common Stock	242,259
PERFICIENT INC COM STK SEDOL: 2442547	Common Stock	259,558
PERFORMANCE FOOD GROUP CO COM SEDOL: BYVYD43	Common Stock	618,934
PLANET FITNESS INC CL A CL A SEDOL: BYSFJV8	Common Stock	370,281
POOL CORP COM STK SEDOL: 2781585	Common Stock	355,238
POWER INTEGRATIONS INC COM SEDOL: 2133045	Common Stock	432,543
POST HLDGS INC COM STKSEDOL: B6T0518	Common Stock	569,270
PRIMERICA INC COM SEDOL: 850K3X8	Common Stock	355,826
POWERSCHOOL HLDGS INC CL A COM CL A COMSEDOL: BMGTPK9	Common Stock	156,967
PRESTIGE CONSUMER HEALTHCARE INC COMSEDOL: B0650P3	Common Stock	62,600
PROCEPT BIOROBOTICS CORP COMSEDOL: BMYRFV6	Common Stock	125,409
PROTHENA CORP PLC USD0.01 SEDOL: 891XRN2	Common Stock	219,852
PTC INC COM SEDOL: 895N910	Common Stock	332,151
PTC THERAPEUTICS INC COM SEDOL: 817VCN9	Common Stock	205,965
PURE STORAGE INC CL A CL ASEDOL: BYZ62T3	Common Stock	528,778
QUALYS INC COM USD0.001 SEDOL: B?XJTNB	Common Stock	384,388
RANGE RES CORP COM SEDOL: 2523334	Common Stock	341,698
RAPID? INC COM SEDOL: BZ22CY6	Common Stock	132,964
RBC BEARINGS INC COMSEDOL: B0GLYB5	Common Stock	468,525
RED ROCK RESORTS INC CL A CL A SEDOL: BYY9947	Common Stock	265,987
REPLIGEN CORP COM STK USD0.01 SEDOL: 2731654	Common Stock	422,090
REPLIMUNE GROUP INC COM SEDOL: BDDVW37	Common Stock	128,439
ROBLOX CORP COM USD0.0001 CL A SEDOL: BMWBC20	Common Stock	1,063,806
ROCKET PHARMACEUTICALS INC COM USD0.01 SEDOL: BDFKQ07	Common Stock	66,695
REVOLUTION MEDICINES INC COMSEDOL: BL71K91	Common Stock	106,857
ROYAL GOLD INC COM STK USD0.01SEDOL: 2755706	Common Stock	206,165
RXO LLC COMSEDOL: BN6QSL9	Common Stock	79,395
RYAN SPECIALTY HOLDINGS INC CL A COM USD0.001 CL ASEDOL: BNXKSK3	Common Stock	397,624
S&P GLOBAL INC COM SEDOL: BYV2325	Common Stock	5,817,238
SAGE THERAPEUTICS INC COM SEDOL: BP4GNK9	Common Stock	114,458
SAIA INC COM STK SEDOL: 2982399	Common Stock	651,476
SALESFORCE COM INC COM STK SEDOL: 2310525	Common Stock	5,572,360
SAREPTA THERAPEUTICS INC COM SEDOL: B8DPDT7	Common Stock	256,439
SCHLUMBERGER LTD COM COMSEDOL: 2779201	Common Stock	4,538,487
SCHOLAR ROCK HLDG CORP COM SEDOL: BFZQ0L8	Common Stock	41,169
SEAGEN INC COM SEDOL: BLPK4D2	Common Stock	154,983

SEAWORLD ENTMT INC COM SEDOL: B84KWJ4	Common Stock	181,988
SELECTIVE INS GROUP INC COMSEDOL: 2766173	Common Stock	374,289
SERVISFIRST BANCSHARES INC COMMON STOCKSEDOL: BMH0MP5	Common Stock	68,910
SHOALS TECHNOLOGIES GROUP INC CL A CL A SEDOL: BMDJ085	Common Stock	151,967
SHOCKWAVE MED INC COM SEDOL: BHLNZ89	Common Stock	212,806
SIMPLY GOOD FOODS CO COM SEDOL: BF27XF9	Common Stock	447,994
SITEONE LANDSCAPE SUPPLY INC COM SEDOL: BYQ7X81	Common Stock	334,831
SKYLINE CHAMPION CORPORATION COM USD0.0277SEDOL: 2814005	Common Stock	211,912
SLM CORP COM SEDOL: 2101967	Common Stock	131,887
SM ENERGY CO COMSEDOL: 2764188	Common Stock	379,473
SNOWFLAKE INC CL A CL A SEDOL: BN13487	Common Stock	3,663,715
SPOTIFY TECHNOLOGY S A COM EUR0.025 SEDOL: BFZ1K46	Common Stock	1,593,843
SPS COMM INC COM SEDOL: 857VWJ3	Common Stock	542,360
SPX CORP COM SEDOL: 2787185	Common Stock	345,779
SS&C TECHNOLOGIES HLDGS INC COM SEDOL: 858YSC6	Common Stock	166,228
STERIS PLC ORD USD0.001 SEDOL: BFY8C75	Common Stock	332,442
SUPERNUS PHARMACEUTICALS INC COM STK SEDOL: 872ZBG4	Common Stock	150,848
SYNAPTICS INC COM SEDOL: 2839268	Common Stock	218,107
T-MOBILE US INC COMSEDOL: B94Q9V0	Common Stock	2,848,720
TANDEM DIABETES CARE INC COM NEW COM USD0.001(POST REV SPLT} SEDOL: BF3W461	Common Stock	104,328
TECHNIPFMC PLC COM USD1SEDOL: BDSFG98	Common Stock	440,547
TARGA RES CORP COM SEDOL: 855PZY3	Common Stock	159,789
TECHTARGET INC COM SEDOL: 81XH822	Common Stock	50,801
TELEDYNE TECHNOLOGIES INC COM SEDOL: 2503477	Common Stock	364,718
TEMPUR SEALY INTL INC COM SEDOL: 2216991	Common Stock	351,951
TENABLE HLDGS INC COMSEDOL: BF7J7N6	Common Stock	241,909
TERADATA CORP DEL COM STK SEDOL: 8247H10	Common Stock	133,259
TESLA INC COM USD0.001 SEDOL: B616C79	Common Stock	8,438,815
TEXAS PAC LO CORP COM USD0.01 SEDOL: BM99VY2	Common Stock	161,752
TEXAS ROADHOUSE INC COMMON STOCK SEDOL: 8033TJ7	Common Stock	557,887
THE TRADE DESK INC COM CL A COM CL A SEDOL: 8D8FDD1	Common Stock	2,439,514
THERMO FISHER CORPSEDOL: 2886907	Common Stock	1,405,361
THRYV HLDGS INC COM NEW COM NEW SEDOL: BMCMWY5	Common Stock	84,170
TJX COS INC COM NEW SEDOL: 2989301	Common Stock	5,510,389
TOPBUILD CORP COM SEDOL: BZ0P3W2	Common Stock	267,754
TORO CO COM SEDOL: 2897040	Common Stock	420,991
TRAVEL+ LEISURE CO COM USD0.01 SEDOL: BMXYT16	Common Stock	151,970
TWIST BIOSCIENCE CORP COM SEDOL: BGKG6G7	Common Stock	78,740
TYLER TECHNOLOGIES INC COM STK SEDOL: 2909644	Common Stock	305,967
UBER TECHNOLOGIES INC COM USD0.00001 SEDOL: BK6N347	Common Stock	5,019,300
UBIQUITI INC COM SEDOL: BK9Z6V8	Common Stock	66,741
UFP INDUSTRIES INC COM USD1.00 SEDOL: BMQ60Q1	Common Stock	519,167

	ULTRAGENYX PHARMACEUTICAL INC COM SEDOL: BJ62Z18	Common Stock	208,763
	UNITEDHEALTH GROUP INC COMSEDOL: 2917766	Common Stock	5,635,284
	VAIL RESORTS INC COM SEDOL: 2954194	Common Stock	260,755
	VERTEX PHARMACEUTICALS INC COM SEDOL: 2931034	Common Stock	3,893,332
	VENTYX BIOSCIENCES INC COMSEDOL: BMG99Y1	Common Stock	55,743
	VISA INC COM CL A STK SEDOL: B2PZN04	Common Stock	10,818,894
	WATSCO INC COM SEDOL: 2943039	Common Stock	226,206
	WATTS WTR TECHNOLOGIES INC SEDOL: 2943620	Common Stock	440,006
	WEATHERFORD INTL LTD COMMON STOCKSEDOL: BLNN369	Common Stock	293,248
	WENDYS CO COM SEDOL: 83NXMJ9	Common Stock	523,409
	WEST PHARMACEUTICAL SVCS INC COM SEDOL: 2950482	Common Stock	291,599
	WESTERN ALLIANCE BANCORPORATION COM SEDOL: B0CCGJ4	Common Stock	148,304
	WILLSCOT MOBILE MINI HLDGS CORP COM USD0.01SEDOL: BMHL0Z4	Common Stock	432,006
	WORKDAY INC CL A COM USD0.001 SEDOL: 88K6ZD1	Common Stock	3,554,759
	WORKIVA INC COM CL A COM CL A SEDOL: BSS6HY8	Common Stock	135,779
	WORLD WRESTLING ENTMNTSEDOL: 2503529	Common Stock	375,490
	XENCOR INC COM SEDOL: BGCYWN8	Common Stock	146,319
	XPO LOGISTICS INC COM SEDOL: 86Z1355	Common Stock	245,347
	ZEBRA TECHNOLOGIES CORP CL A SEDOL: 2989356	Common Stock	190,769
	ZENTALIS PHARMACEUTICALS INC COM SEDOL: BMQ5T49	Common Stock	34,762
	ZIFF DAVIS INC COM USD0.001 SEDOL: 875DGJ3	Common Stock	170,065
	ZOOMINFO TECHNOLOGIES INC COM USD0.01 CLASS A SEDOL: BMWF095	Common Stock	1,391,232
	EQTY LIFESTYLE PPTYS INC REIT	Common Stock	175,840
	LIFE STORAGE INC COM	Common Stock	174,050
	REXFORD INDL RLTY INC COM	Common Stock	200,966
	RYMAN HOSPITALITY PPTYS INC COM	Common Stock	130,194
	TERRENO RLTY CORP	Common Stock	151,274
	1ST INDL RLTY TR INC COM	Common Stock	275,854
	Nextera JV	Common Stock	186,790
			500,085,147
	Mutual Funds:
	Dodge & Cox International Stock Fund	International Fund	139,199,946
	Victory Sycamore Small Company Opportunity Fund	Small U.S. Equity Fund	134,320,520
			273,520,466
	Collective Trust Funds:
	BlackRock MSCI ACWI ex-U.S. IMI Index Fund	Large U.S. Equity Fund	153,537,250
*	BlackRock LifePath Index 2025 NL CIT Fund	Target Maturity Fund	96,516,028
*	BlackRock LifePath Index 2030 NL CIT Fund	Target Maturity Fund	106,920,156
*	BlackRock LifePath Index 2035 NL CIT Fund	Target Maturity Fund	99,498,909
*	BlackRock LifePath Index 2040 NL CIT Fund	Target Maturity Fund	95,335,166
*	BlackRock LifePath Index 2045 NL CIT Fund	Target Maturity Fund	97,146,259
*	BlackRock LifePath Index 2050 NL CIT Fund	Target Maturity Fund	71,596,223
*	BlackRock LifePath Index 2055 NL CIT Fund	Target Maturity Fund	54,295,195
*	BlackRock LifePath Index 2060 NL CIT Fund	Target Maturity Fund	27,827,443
*	BlackRock LifePath Index 2065 NL CIT Fund	Target Maturity Fund	6,106,533

*	BlackRock LifePath Index Retirement NL CIT Fund	Target Maturity Fund	67,194,834
	BlackRock Equity Index Fund	Large U.S. Equity Index Fund	563,178,885
	BlackRock Extended Equity Market Fund	Mid-Cap Growth Fund	172,146,388
	BlackRock U.S. Debt Index Fund	Domestic Fixed Income/Intermediate Core Bond	147,339,681
	Boston Partners Large Cap Value Equity Fund	Large U.S. Equity Fund	208,333,345
	Harding Loevner International Equity Collective Fund	International Fund	39,354,797
*	KeyBank EB MaGIC Fund	Stable Value Fund	203,944,629
	PIMCO Diversified Real Asset CIT	Large U.S. Equity Fund	28,997,017
	PIMCO SER International Institutional	International Institutional Fund	5,304,766
	PIMCO SER Investment Grade Portfolio	Bond fund	20,190,647
	PIMCO SER PVT Municipal Portfolio	Municipal Value Fund	961,868
	PIMCO SER Real Return Portfolio	Bond fund	383,887
	PIMCO SER U S Government Sector Portfolio	Government Mutual Fund	12,797,617
	PIMCO PAPS Emerging Markets Portfolio Institutional	Emerging Markets Institutional Fund	3,529,914
	PIMCO High Yield Portfolio Fund	High Yield Fund	848,431
	PIMCO PAPS Asset Backed Securities	Asset-Backed Fund	11,284,823
	PIMCO PAPS Mortgage Portfolio Institutional	Mortgage-Backed Institutional Fund	11,520,380
	PIMCO Short Term Floating Nav II	Fixed Income Fund	13,001,000
			2,319,092,071
	Money Market Funds:
	Federated Government Obligations Fund	Money Market Fund	119,693,039
	Collective U.S. Government STIF	Money Market Fund	7,547,853
			127,240,892

	Total assets held for investment purposes		3,219,938,576

*	Loans to participants (interest rates from 4.25%-10.50% with various maturities)		48,861,791

	Total assets held for investment purposes		$3,268,800,367

*	Party-in-interest to the Plan.